FARMOUT AGREEMENT

THIS AGREEMENT is made as of the 15th day of December, 2009.

BETWEEN:

STONE CANYON RESOURCES, INC., a body corporate registered in the State of Colorado, USA, and having an office at the City of Calgary, in the Province of Alberta, Canada
(hereinafter called “Farmor”)

OF THE FIRST PART

 - and -

DYNAMIC HYDROCARBONS LTD., a body corporate registered in the State of Nevada, USA, and having an office at the City of Austin, in the State of Texas, USA
(hereinafter called “Farmee”)

OF THE SECOND PART

WHEREAS Farmor is a party in interest to the Petroleum and Natural Gas Lease Agreement described in Schedule “A” (such agreement or agreements, including all amendments, if any, thereto referred to as the “Agreements”);

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the terms and conditions hereinafter contained, the Farmor shall grant to Farmee the provisions as described in this Agreement:

1.	DEFINITIONS

Each capitalized term used in this Agreement will have the meaning given to it in the Farmout & Royalty Procedure, and in addition:

(a)	“Lands” means all petroleum and natural gas mineral rights from the Top of the Colorado to the Base of the Pekisko as further described and verified in Schedule “A”;
(b)	“Effective Date” shall mean December 31, 2009;
(c)	“Farmout Lands” means Farmor’s working interest in all Petroleum and Natural Gas Rights in the lands as described in Schedule “A” attached hereto;
(d)
      “Operating Procedure” shall mean the 1990 CAPL Operating Procedure and the 1988 PASC Accounting Procedure with the summary of rates, elections, insertions and amendments as attached hereto as Schedule “B”;

2.	SCHEDULES

The following schedules are attached hereto and incorporated into this Agreement:

(a)	Schedule “A”, which sets forth and describes Farmout Lands, the Rights and the Title Documents, along with related Encumbrances and Pre / Post Farmout Working Interests.
(b)	Schedule “B” which sets forth the Operating Procedure and the Accounting Procedure.

3.	FINANCIAL CONSIDERATION

On or before December 31, 2009, Farmee shall provide Farmor with a payment of five thousand United States dollars ($5,000.00) as the condition to proceed with the execution of this Farmout Agreement.  Upon receipt of the said Financial Consideration, Farmor shall within ten (10) business days expedite the full execution of this Farmout Agreement.  Should Farmor fail to expedite this Agreement within the said agreed to number of days, Farmee shall have the right to terminate further said process and Farmor shall immediately reimburse Farmee for all funds paid or forwarded.

4.	FARMEE COMMITTMENT

Farmee, on or prior to December 31, 2010, shall commence the initiation of a geological study to evaluate the hydrocarbon potential of all formations within the Farmout Lands.

5.	INTEREST EARNED

Pursuant to Clauses 3 and 4, Farmor shall hold in trust for Farmee, and Farmee shall have the right to earn a four and a three-quarter percent (4.75%) Working Interest in the Farmout Lands, upon Farmee providing to Farmor the said geological study.

6.	OPERATIONS

(a)
All operations of Farmee carried out with respect to the Test Well and the Farmout Lands pursuant to this Agreement shall be conducted in accordance with the terms and conditions and rates of the Operating Procedure.

(b)
All operations of Farmee carried out with respect to the Farmout Lands pursuant to this Agreement shall be conducted in such manner as to avoid any surface disturbance to the environment and to the surface land owners.

7.	LIMITATION ACT

The two-year period for seeking a remedial order under Section 3(1)(a) of the Limitations Act, R.S.A. 2000 c. L-12, as amended, for any claim (as defined in that Act) arising in connection with this agreement is extended to:

(a)	for claims disclosed by an audit, two years after the time this agreement permitted that audit to be performed; or
(b)	for all other claims, four years.

8.	NOTICE FOR SERVICE

Stone Canyon Resources, Inc.
Attention: Land Department
1530 – 9th Avenue SE
Calgary, Alberta  T2G 0T7
Canada

Dynamic Hydrocarbons Ltd.
Attention: Ronald Petrucci, President
7001 Winterberry Drive
Austin, Texas  78750
USA

9.	TRANSFERS

Upon the Interest Earned by Farmee, Farmor will proceed to transfer and assign all interest in the Farmout Lands to Farmee.  Farmor shall be responsible for drafting and delivering all necessary assignment documents to Farmee on a timely basis and Farmee shall accept and execute any documents necessary to affect the Transfers.

10.	MISCELLANEOUS

(a)	Each of the parties represents and warrants that it now has or is entitled to have full right, full power and absolute authority to enter into this Agreement.
(b)
In the event of any conflict or inconsistency between the provisions of this Agreement and those of any Schedule attached hereto, the provisions of this Agreement shall prevail.  In the event of any conflict or inconsistency between the provisions of this Agreement and the Title Documents, the provisions of the Title Document shall prevail.

(c)	This Agreement shall all purposes be construed and interpreted according to the courts and the laws of Alberta.
(d)	Each of the Parties represents and warrants that it now has or is entitled to have full right, full power and absolute authority to enter into this Agreement.
(e)
The Parties shall from time to time and at all times do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to perform fully and carry out the terms of this Agreement.

(f)	This Agreement supersedes all other agreements, documents, letters and understandings, whether written or oral, among the parties in respect of the Farmout Lands.

IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement as of the day and year first above written.

STONE CANYON RESOURCES, INC.

Signature:
Title:

DYNAMIC HYDROCARBONS LTD.

Signature:
Title:

This is an execution page to a Farmout Agreement dated December 15, 2009 between Stone Canyon Resources, Inc. and Dynamic Hydrocarbons Ltd.

SCHEDULE “A”

Attached to and forming part of a Farmout Agreement, dated December 15, 2009, between Stone Canyon Resources, Inc., as Farmor, and Dynamic Hydrocarbons Ltd., as Farmee.

LANDS:

Farmout Lands and Rights	Farmout Working Interest	Encumbrances

Twp 44, Rge 4W5:	Before Earned Interest:	None
East Half Section 19	- Farmor: 9.5%
Top of the Colorado to Base of the Pekisko
After Earned Interest:
- Farmor: 4.75%
- Farmee: 4.75%

LEASE AGREEMENT:

Province of Alberta, Canada, Petroleum and Natural Gas Crown Lease number 0494090860, dated September 29, 1994 and continued indefinitely on September 29, 1999.

SCHEDULE “B”

Attached to and forming part of a Farmout Agreement, dated December 15, 2009, between Stone Canyon Resources, Inc., as Farmor, and Dynamic Hydrocarbons Ltd., as Farmee.

Summary of the 1990 Joint Operating Agreement and the 1988 Accounting Procedure:

1990 CAPL OPERATING PROCEDURE:

I.	Operator:	Harvest Operations Corp
II.	Insurance (Clause 311):	Alternative A
III.	Marketing Fee (Clause 604):	Alternative A
IV.	Casing Point Election (clause 903):	Alternative A
V.	Penalty for Independent Operations (Clause 1007): (a) (iv) Development Wells 300% (b) (iv) Exploration Wells 500%
VI.	Title Preserving Well (Clause 1010 (a) (iv):	245 Days
VII	Disposition of Interests (Clause 2401):	Alternative A
VIII	Recognition Upon Assignment (Clause 2404):	Alternative A

1988 PASC ACCOUNTING PROCEDURE:

I.	Operating Advances	10% Share
II.	Approvals	2 or more parties totaling 75%
III.	Employee Benefits	22%
IV.	Warehouse Handling	2.5% for tubular and New Price in excess of $5,000.00
V.	Overhead Rates (Clause 302):
(a) Exploration Projects: (1) 5 % of first $50,000.00 (2) 3 % of next $100,000.00 (3) 1 % of cost exceeding sum of (1) and (2)
(b) Development Projects: (1) 3 % of first $50,000.00 (2) 2 % of next $100,000.00 (3) 1 % of cost exceeding sum of (1) and (2)
(c) Initial Construction Projects: (1) 5 % of first $50,000.00 (2) 3 % of next $100,000.00 (3) 1 % of cost exceeding sum of (1) and (2)
(f) Operations and Maintenance: A flat rate of $250.00 per month, no adjustable rates.
VII.	Disposition	Greater than $25,000.00
VIII.	Periodic Inventory	5 year intervals